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                                                                      EXHIBIT 12



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  Bell Atlantic Corporation And Subsidiaries


(Dollars in Millions)                                                              Three Months Ended March 31, 1999
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
Income before provision for income taxes                                                                   $1,816
Minority interest                                                                                              22
Income from unconsolidated businesses                                                                         (34)
Dividends received from unconsolidated businesses                                                              29
Interest expense, including interest related to lease financing activities                                    321
Portion of rent expense representing interest                                                                  47
Amortization of capitalized interest                                                                            6
                                                                                   ------------------------------
Income, as adjusted                                                                                        $2,207
                                                                                   ==============================
Fixed charges:
Interest expense, including interest related to lease financing activities                                 $  321
Portion of rent expense representing interest                                                                  47
Capitalized interest                                                                                           21
Preferred stock dividend requirement                                                                            5
                                                                                   ------------------------------
Fixed charges                                                                                              $  394
                                                                                   ==============================

Ratio of Earnings to Fixed Charges                                                                           5.60
                                                                                   ==============================
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